Exhibit 4.5

Power of Attorney

Jia Chuang Ying An(Beijing) Information & Technology Co.,Ltd., a wholly foreign owned enterprise, organized and existing under the laws of the PRC, with its address at Room 81306, 4th Floor, Building 3, No.116 Xin Hua East Street, Tongzhou District, Beijing, China.

Xu Jinhua, a natural person of Chinese nationality, ID Card No.: ***

Feng Suwen, a natural person of Chinese nationality, ID Card No.: ***

Guo Jian, a natural person of Chinese nationality, ID Card No.: ***

Peng Peng, a natural person of Chinese nationality, ID Card No.: ***

Guo Lingxin, a natural person of Chinese nationality, ID Card No.: ***

Yin Yuxi, a natural person of Chinese nationality, ID Card No.: ***

Xu Jinhua, Feng Suwen, Guo Jian, Peng Peng, Guo Lingxin, and YinYuxi are hereinafter collectively referred to as the Clients .

Huaming Yunbao (Tianjin) Technology Co., Ltd.hereinafter Operating Entity), a limited liability company organized and existing under the laws of the PRC, with its address at Room 1704-4243, Building A, Xiangluowan Kuangshi International Building, Free Trade Zone (Central Business Area),Tianjin.

The aforesaid Parties to the Agreement shall be hereinafter individually referred to as a Party and collectively referred to as the Parties.

The Clients are registered legal shareholders of Huaming Yunbao Tianjin Technology Co., Ltd.(Huaming Yunbao), and hold of 100% equity with 5,000,000 RMB reigstered capital Operating Entity Shareholding), as of the date when the Power of Attorney is executed, Clients hereby separately and jointly irrevocably agree and confirm to authorize Jia Chuang Ying An(Beijing) Information & Technology Co.,Ltd. (WFOE) to exercise the following rights relating to all equity interests held by Clients now and in the future in Huaming Yunbao during the term of this Power of Attorney:

WFOE is hereby authorized to act on behalf of Clients as exclusive agent and attorney with respect to all matters concerning Operating Entity Shareholding, including without limitation to: 1) attending shareholders meetings of Huaming Yunbao; 2) exercising all the shareholders rights and shareholder’s voting rights Clients are entitled to under the laws of China and Huaming Yunbao Articles of Association, including but not limited to the sale or transfer or pledge or disposition of Operating Entity Shareholding in part or in whole; and 3) designate and appoint on behalf of Clients the legal representative, the directors, supervisors, the chief executive officer and other senior management members of Huaming Yunbao.

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Without limiting the generality of the powers granted hereunder, WFOE shall have the power and authority to, on behalf of Clients, execute all the documents Clients shall sign as stipulated in the Exclusive Option Agreement entered into by and among Clients, WFOE and Huaming Yunbao on January 1st, 2022 and the Equity Pledge Agreement entered into by and among Clients, WFOE and Huaming Yunbao on January 1st, 2022 (including any modification, amendment and restatement thereto, collectively the Transaction Documents), and perform the terms of the Transaction Documents.

All the actions associated with Operating Entity Shareholding conducted by WFOE shall be deemed as Clients own actions, and all the documents related to Operating Entity Shareholding executed by WFOE shall be deemed to be executed by Clients. Clients hereby acknowledge and ratify those actions and/or documents by WFOE.

WFOE is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to Clients or obtaining Clients’ consent. If required by PRC laws, WFOE shall designate a PRC citizen to exercise the aforementioned rights.

During the period that I am a shareholder of Huaming Yunbao, this Power of Attorney shall be irrevocable and continuously effective and valid from the date of execution of this Power of Attorney.

During the term of this Power of Attorney, Clients hereby waive all the rights associated with Operating Entity Shareholding, which have been authorized to WFOE through this Power of Attorney, and shall not exercise such rights by Clients.

This Power of Attorney is written in Chinese and English. In case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

[Hereinafter is the Signing Page]

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(There is no text on this page and only for the signature page of Power of Attorney)

Signature:	/s/ Xu Jinhua

Date: January 1st,2022

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(There is no text on this page and only for the signature page of Power of Attorney)

Signature:	/s/ Feng Suwen

Date: January 1st,2022

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(There is no text on this page and only for the signature page of Power of Attorney)

Signature:	/s/ Guo Jian

Date: January 1st,2022

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(There is no text on this page and only for the signature page of Power of Attorney)

Signature:	/s/ Peng Peng

Date: January 1st,2022

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(There is no text on this page and only for the signature page of Power of Attorney)

Signature:	/s/ Guo Lingxin

Date: January 1st,2022

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(There is no text on this page and only for the signature page of Power of Attorney)

Signature:	/s/ Yin Yuxi

Date: January 1st,2022

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Acknowledged by

Jia Chuang Ying An(Beijing) Information & Technology Co.,Ltd. (Seal)

Signature:	/s/ Guo Jian

Date: January 1st,2022

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